EXHIBIT 21.1

SUBSIDIARIES OF FISERV, INC.

Name under which Subsidiary does Business	Jurisdiction of Incorporation
Administradora de Tarjetas S.R.L.	Argentina
ayCash GmbH	Germany
BA Merchant Services, LLC	Ohio
Banc of America Merchant Services, LLC	Delaware
Bank of America Merchant Services Canada Corp.	Canada
BillMatrix Corporation	Delaware
BluePay Canada, ULC	Canada
BluePay Processing, LLC	Delaware
BOFA Merrill Lynch Merchant Services (Europe) Limited	United Kingdom
BofA Merrill Lynch Merchant Services (Ireland) Limited	Ireland
BUYPASS Inco Corporation	Delaware
CardConnect, LLC	Delaware
Carreker Corporation	Delaware
CashEdge Inc.	Delaware
CDI BluePay Private Limited	India
CESI Holdings, LLC	Delaware
CheckFree Corporation	Delaware
CheckFree Services Corporation	Delaware
CheckFree Solutions Limited	United Kingdom
CheckFreePay Corporation	Connecticut
Clover Network, Inc.	Delaware
Concord Computing Corporation	Delaware
Concord EFS, Inc.	Delaware
Concord Payment Services, Inc.	Georgia
Concord Transaction Services, LLC	Colorado
Corillian Corporation	Oregon
CTS Holdings, LLC	Colorado
DW Holdings Canada ULC	Canada
Eastern States Bankcard Association Inc.	New York not-for-profit
Eastern States Monetary Services Inc.	New York not-for-profit
Electronic Banking Solutions Limited	Australia
European Merchant Services B.V.	Netherlands
FD do Brasil Soluções de Pagamento Ltda.	Brazil
FDGS Group, LLC	Delaware
FDR Delaware Holdings Limited	United Kingdom
FDR Limited	Delaware
FDR U.K. Limited	United Kingdom
FDS Holdings, Inc.	Delaware
Federated Union Systems Europe, Ltd.	Ireland
Federated Union Systems, Limited	Ireland
First Data (China) Co., Ltd.	China
First Data (India) Private Limited	India
First Data (Mauritius) Holding Company	Mauritius

First Data (Norway) Holding AS	Norway
First Data (Singapore) Pte. Ltd.	Singapore
First Data Asia Pte Ltd.	Singapore
First Data Austria GmbH	Austria
First Data Austria Holdings GmbH	Austria
First Data Canada Ltd.	Canada
First Data Card Solutions, Inc.	Maryland
First Data Colombia Ltda.	Colombia
First Data Cono Sur SRL	Argentina
First Data Corporation	Delaware
First Data Corporation Australia (Holdings) Pty Limited	Australia
First Data Development Private Ltd	India
First Data Egypt LLC	Egypt
First Data Employee Hardship Fund	Colorado not-for-profit
First Data Europe Limited	United Kingdom
First Data Global Services Limited	Ireland
First Data GmbH	Germany
First Data Government Solutions, LP	Delaware
First Data Hardware Services Inc.	California
First Data Holding GmbH	Germany
First Data Holding I (Netherlands) BV	Netherlands
First Data Hong Kong Limited	Hong Kong
First Data Hydra Holdings LLC	Delaware
First Data Insurance Agency Inc.	Delaware
First Data International (Italia) Srl	Italy
First Data International LLC	Delaware
First Data International Luxembourg II S.a.r.l.	Luxembourg
First Data International Luxembourg III S.a.r.l.	Luxembourg
First Data International Luxembourg IV S.a.r.l.	Luxembourg
First Data Korea Limited	Korea
First Data Merchant Services LLC	Florida
First Data Merchant Services México, S. de R.L. de C.V.	Mexico
First Data Merchant Solutions (Hellas) Ltd	Greece
First Data Merchant Solutions (Hong Kong) Private Limited	Hong Kong
First Data Merchant Solutions (Macau) Private Limited	Macau
First Data Merchant Solutions (Malaysia) Sdn. Bhd.	Malaysia
First Data Merchant Solutions Australia Pty Ltd	Australia
First Data Merchant Solutions Private Limited (Singapore)	Singapore
First Data Middle East FZ-LLC	UAE
First Data Mobile (Bermuda) Holdings, Ltd.	Bermuda
First Data Mobile Holdings Limited	Ireland
First Data Mobile Payments Limited	Ireland
First Data Mobile Solutions GmbH	Germany
First Data Mobile Solutions Limited	Ireland
First Data Network Australia Limited	Australia
First Data Operations (Austria) GmbH	Austria
First Data Polska S.A.	Poland
First Data Processing, Inc.	Delaware
First Data Procurements México, S. de R.L. de C.V.	Mexico
First Data Real Estate Holdings L.L.C.	Delaware

First Data Receivables, LLC	Delaware
First Data Reporting Services LLC	Delaware
First Data Resources Australia Limited	Australia
First Data Resources Investments Pty Limited	Australia
First Data Resources Slovakia, s.r.o.	Slovak Republic
First Data Resources, LLC	Delaware
First Data Services LLC	Delaware
First Data Spain Holdings, S.L.	Spain
First Data Technologies, Inc.	Delaware
First Data Trust Company, LLC	Colorado
First Data UK Holdings Limited	United Kingdom
First Data Uruguay S.R.L.	Uruguay
First Merchant Processing (Ireland) Limited	Ireland
Fiserv Computer Systems, Inc.	Canada
Fiserv CP, LLC	Delaware
Fiserv (Europe) Limited	United Kingdom
Fiserv Global Services, Inc.	Delaware
Fiserv Investment Solutions, Inc.	Delaware
Fiserv Solutions, LLC	Wisconsin
FTS (NSW) Pty. Limited	Australia
Funds & Assets Management LLC	New York
Gift Solutions LLC	Delaware
Gyft Mobile, Inc.	Delaware
Huntington Merchant Services, L.L.C.	Delaware
IB Merchant Services, LLC	Delaware
ICICI Merchant Services Private Limited	India
Information Technology, Inc.	Nebraska
Integrated Payment Systems Canada Inc.	Canada
Integrated Payment Systems Inc.	Delaware
Inverland Jasper SL	Spain
ITI of Nebraska, Inc.	Nebraska
JobPose, LLC	New Jersey
Marketplace Merchant Solutions Limited	Ireland
Merchant Solutions Private Limited	Sri Lanka
Merchant Solutions Private Limited	Bangladesh
Money Network Financial, LLC	Delaware
New Payment Services, Inc.	Georgia
Omnipay Limited	Ireland
PaySys Europe, B.V.	Netherlands
PaySys International Limited	Ireland
PaySys International Pty. Ltd.	Australia
PaySys International, Inc.	Florida
Pegaso Argentina S.R.L.	Argentina
Posnet SRL	Argentina
Processing Center, S.A.	Panama
Research Park Association, Inc.	Florida not-for-profit
Servicios de Aceptación S.A.S.	Colombia
Software Express Informatica Ltda	Brazil
Star Networks, Inc.	Delaware
Star Systems Assets, Inc.	Delaware

Star Systems, Inc.	Delaware
SunTrust Merchant Services, LLC	Delaware
TeleCheck International, Inc.	Georgia
TeleCheck Services Canada, Inc.	Canada
TeleCheck Services of Puerto Rico, Inc.	Georgia
TeleCheck Services, Inc.	Delaware
Tissington Limited	Ireland/Luxembourg
TRS Recovery Services, Inc.	Colorado
United Community Payment Systems, LLC	Delaware
XP Systems Corporation	Minnesota
YourPay LLC	Delaware
Zolter Services Limited	Ireland